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                                                               Exhibit 23.3


                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789) and (333-24581); Form S-3
(333-10383) and (333-14025); and on Form S-4 (333-13133) of U.S. Office
Products Company of our report as of March 7, 1997, except as to Note L which is as of April 14, 1997, and relating to the financial statements of Huxley Envelope Corporation, which appear in the Current Report on Form 8-K of U.S. Office Products Company.

HERTZ, HERSON & COMPANY, LLP
New York, New York
May 21, 1997